SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of April 27, 2011 (this “Amendment”), relating to the Credit Agreement referenced below, is by and among APAC CUSTOMER SERVICES, INC., an Illinois corporation (the “Borrower”), the lenders identified on the signature pages thereto (the “Lenders”), and PNC Bank, National Association, a national banking association, as agent for the Lenders (in such capacity, the “Agent”). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, an $40,000,000 credit facility has been extended to the Borrower pursuant to the terms of that certain Revolving Credit and Security Agreement dated as of May 5, 2008 (as amended and modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders identified therein, and PNC Bank, National Association, as agent for the Lenders;

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement;

WHEREAS, the Required Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. The Credit Agreement is amended as follows:

(a) The definition of “Fee Letter” in Section 1.2 is amended to read as follows:

“ “Fee Letter” shall mean the fee letter dated April 23, 2008 between the Company and PNC and the Amendment Fee Letter dated April 27, 2011 among the Borrowers and PNC.”

(b) The following new definition of “Acquisition” is added to Section 1.2 in correct alphabetical order to read as follows:

“ “Acquisition” shall mean the acquisition by the Company of the assets of Shield Enterprises International, LLC pursuant to the terms of that certain Asset Purchase Agreement dated as of April 22, 2011.”

(c) Section 7.1(a) is amended to read as follows:

“(a) Other than in connection with the Acquisition, enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it; provided, however, that  Borrower and its Subsidiaries may merge or consolidate with and into each other so long as (A) Borrower is the survivor, (B) if such merger or consolidation involves a Subsidiary of Borrower that is a Borrower and a Subsidiary of Borrower which is not a Borrower, the Subsidiary that is a Borrower is the survivor; and (C) Borrower shall have provided to Agent prior written notice of such merger, consolidation or reorganization.”

(d)	Section 13.1 is amended to read as follows:
	“13.1.	Term.

This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until September 30, 2011 (the “Term”) unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon forty-five (45) days’ prior written notice (the “Required Notice Day”) upon payment in full of the Obligations. In the event Borrower notifies Agent of its intent to terminate this Agreement on a day after the Required Notice Day (the “Actual Notice Day”) then Borrower shall be charged a fee equal to the then prevailing Interest Rate for Eurodollar Loans times the average outstanding Advances for each day that the Actual Notice Day is less than the Required Notice Day (by way of example if Borrower provides only thirty (30) days prior written notice then Borrower will be charged a fee equal to the then Interest Rate for Eurodollar Loans for the average outstanding Advances for fifteen (15) days). Notwithstanding the foregoing, Agent will not require any prior written notice if Borrower is terminating this Agreement as a result of Agent decreasing the Advance Rates as set forth in Section 2.1(b).”

2. Conditions Precedent. This Amendment shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a) the execution of this Amendment by the Borrowers, the Required Lenders and the Agent; and

(b) a copy of the executed Asset Purchase Agreement for the Acquisition with all exhibits and schedules.

3. Representations and Warranties. The Borrower hereby represents and warrants in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

4. Acknowledgments, Affirmations and Agreements. The Borrower (i) acknowledges and consents to all of the terms and conditions of this Amendment and (ii) affirms all of its obligations under the Credit Agreement and the Other Documents.

5. Credit Agreement. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

6. Expenses. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Agent’s legal counsel.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

8. Governing Law. This Amendment shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:		APAC CUSTOMER SERVICES, INC.,

an Illinois corporation
	By:	/s/Andrew B. Szafran

	Name:	Andrew B. Szafran

	Title:	Senior Vice President & CFO

AGENT AND LENDERS:	PNC BANK, NATIONAL ASSOCIATION,

in its capacity as Agent and as Lender
	By:	/s/W. Reed Paden

	Name:	W. Reed Paden

	Title:	V.P.

RBS BUSINESS CAPITAL,

in its capacity as Lender

By:	/s/ Kimberly A. Crotty

Name:	Kimberly A. Crotty

Title:	Vice President